Exhibit 99.1

News Release

Contacts:	Joseph B. Bower, Jr. President and CEO CNB Financial Corp. (814) 765-9621	David J. Zimmer III President ERIEBANK (814) 866-4183	Andrew L. Meinhold President and CEO Lake National Bank (440) 205-8100

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION ANNOUNCES ACQUISITION OF LAKE NATIONAL BANK

Establishes foothold in Greater Cleveland market through entry into Mentor

Clearfield, Pennsylvania – December 30, 2015 — CNB Financial Corporation (NASDAQ: CCNE), the parent company of CNB Bank, today announced that it has entered into a definitive agreement to acquire Lake National Bank of Mentor, Ohio, for $22.50 per share in cash, or approximately $24.75 million in the aggregate. Lake National Bank, which was founded in 2005 by the late Lake County businessman and philanthropist Jerome T. Osborne, Sr., had approximately $152.2 million in total assets and $14.1 million in shareholders’ equity as of September 30, 2015.

Following completion of the merger, the business of Lake National Bank will operate as part of the ERIEBANK division of CNB. The ERIEBANK division, led by David J. Zimmer III, has local decision making and oversight with a presence throughout Erie, Warren and Crawford Counties in Pennsylvania and Ashtabula County in Ohio. ERIEBANK was established in 2005 and has grown successfully from a de novo operation to 9 locations and over $652 million in total assets in approximately 10 years. In 2014, ERIEBANK opened a loan production office in Ashtabula, Ohio, a neighboring community to Mentor, and is currently constructing a full service location in that market.

It is anticipated that customer-facing personnel at Lake National Bank will be largely unaffected, and ERIEBANK plans to grow its business origination effort in Lake County following closing and integration of the transaction. Andrew Meinhold, currently President and Chief Executive Officer of Lake National Bank, will continue with CNB in its ERIEBANK division following closing of the merger. Following consummation of the merger, Jerome T. Osborne III and Lance F. Osborne will be joining the Advisory Board of ERIEBANK, and Joseph T. Svete, Chairman of Lake National Bank, Richard T. Flenner, Jr., Vice Chairman of Lake National Bank, and Richard J. Kessler, Director of Lake National Bank, will begin the ERIEBANK OH Advisory Board of the ERIEBANK division of CNB.

“We are excited to continue expansion of our franchise in Ohio by entering the Mentor market in the greater Cleveland area,” announced Joseph B. Bower, Jr., President and CEO of CNB Financial Corporation. “We have been targeting Mentor as a logical expansion of our ERIEBANK franchise, following up on our most recent expansion into Ashtabula. Mentor is known for its mid-sized commercial and industrial businesses, which we serve extremely well. We feel the same opportunity exists in the greater Cleveland market as in the greater Columbus market, where we also purchased a smaller institution that will allow us to grow organically. We are especially privileged to partner with the Osborne family to continue to serve consumers and small businesses while providing the high level of customer service, which was so important to Jerome Sr. and was the basis upon which he began this bank.”

David J. Zimmer III, President of ERIEBANK, added, “Our ERIEBANK franchise was founded upon many of the same principles that Jerome Sr. founded Lake National. We have the optimal combination of prompt local decision making and oversight, with the product, service and operational support of CNB. We are thrilled with this combination, and excited to provide employees a meaningful and challenging opportunity within our organization, and to provide customers of Lake National with the superior customer service and product selection that they have come to expect.”

“CNB is the ideal partner for our bank,” said Andrew L. Meinhold, President and Chief Executive Officer of Lake National Bank. “CNB has a successful community banking model and specializes in serving the small and medium sized businesses that are headquartered in Mentor and our surrounding areas. We take pride in being the only locally-owned bank in our market, and we expect that the ERIEBANK brand, combined with a larger lending limit, products, services and technology of CNB, will further enhance our community banking model and serve our new and existing customers extremely well.”

The transaction is expected to be accretive to the earnings per share of CNB in the first full year of operations. On a pro forma basis, the combined company will have over $2.5 billion in assets and 40 full-service offices in central and western Pennsylvania and northern and central Ohio. The transaction is expected to close in the third quarter of 2016, subject to customary closing conditions, including regulatory approvals and the approval of Lake National Bank shareholders.

CNB Financial Corporation will furnish a summary investor presentation as part of its filing with the SEC on Form 8-K announcing the proposed merger.

Griffin Financial Group, LLC is acting as financial advisor to CNB Financial Corporation, and Hogan Lovells US, LLP is acting as legal counsel. Lake National Bank is being advised by Boenning & Scattergood, Inc. and its legal counsel is Dinsmore & Shohl LLP.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $2.3 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, loan production offices in Hollidaysburg, Pennsylvania and Ashtabula, Ohio, and 29 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank, as well as 9 full-service offices in central Ohio conducting business as FCBank, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

About Lake National Bank

Lake National Bank, a privately held financial institution headquartered in Mentor, Ohio, was founded in 2005 and is Lake County’s only locally owned and operated bank. Lake National Bank operates two offices, both in Mentor, and serves both small business and consumer customers with a focus on real estate and commercial lending. Lake National offers a full line of retail and commercial banking services, including online banking, bill pay and remote deposit.

Forward-Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure of the shareholders of Lake National Bank to approve the merger agreement; (3) failure to obtain governmental approvals for the merger; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the proposed merger; (6) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in general business, industry or economic conditions or competition; (8) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (9) adverse changes or conditions in the capital and financial markets; (10) changes in interest rates or credit availability; (11) the inability to realize expected cost savings or achieve other anticipated benefits in connection with the proposed merger; (12) changes in the quality or composition of loan and investment portfolios; (13) adequacy of loan loss reserves and changes in loan default and charge-off rates; (14) increased competition and its effect on pricing, spending, third-party relationships and revenues; (15) loss of certain key officers; (16) continued relationships with major customers; (17) deposit attrition, necessitating increased borrowings to fund loans and investments; (18) rapidly changing technology; (19) unanticipated regulatory or judicial proceedings and liabilities and other costs; (20) changes in the cost of funds, demand for loan products or demand for financial services; and (21) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and CNB Financial Corporation and Lake National Bank undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please see filings by CNB Financial Corporation with the SEC, including CNB Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

Additional Information About the Transaction

In connection with the proposed transaction, Lake National Bank will distribute a proxy statement to its shareholders in connection with a special meeting of shareholders to be called and held for the purposes of voting on approval of the transaction and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE PROPOSED TRANSACTION, LAKE NATIONAL’S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAKE NATIONAL AND THE PROPOSED TRANSACTION.

Copies of the proxy statement will be mailed to all shareholders prior to the special meeting. Shareholders and investors may obtain additional free copies of the proxy statement when it becomes available by directing a request by telephone or mail to Lake National Bank, 7402 Center Street, Mentor, OH 44060, Attention: Andrew L. Meinhold (telephone: 440-205-8100).

Lake National Bank and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lake National Bank in connection with the special meeting of shareholders. Information about the directors and executive officers of Lake National Bank is set forth in the proxy statement for Lake National Bank’s 2015 annual meeting of shareholders. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement for the special meeting of shareholders when it becomes available.